Exhibit 10.1

REVOLVING CREDIT FACILITY LOAN AGREEMENT

THIS REVOLVING CREDIT FACILITY LOAN AGREEMENT (this “Agreement”) is made and entered into as of October 27, 2023 by and between IPC Alternative Real Estate Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), whose address is 2901 Butterfield Road, Oak Brook, IL 60623 and INLAND PRIVATE CAPITAL CORPORATION, a Delaware corporation, (the “Lender”), whose address is 2901 Butterfield Road, Oak Brook, Illinois 60523.

R E C I T A L S

WHEREAS, Borrower has requested that Lender make a loan and/or otherwise extend credit to or on behalf of Borrower; and

WHEREAS, Lender is willing to make such loan and/or extensions of credit to Borrower upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual promises herein contained, and each intending to be legally bound thereby, the parties agree as follows:

Section 1.
DEFINITIONS
1.01
Definitions. The following terms, when used in this Agreement or the Revolving Promissory Note (as hereinafter defined) shall have the meanings set forth herein, and such meanings shall be applicable to the singular and plural form thereof giving effect to the numerical difference.

“Advance Commitment” means a written acceptance and binding commitment to fund an Advance Request from Lender to Borrower.

“Advance Request” means a request, in a form approved by Lender, from Borrower to Lender to the fund proceeds of the Loan in amounts not less than the Minimum Advance nor more than the Maximum Advance.

“Affiliate” of the Lender means any entity which, directly or indirectly, controls or is controlled by or is under common control with the Lender. With respect to an Affiliate of the Lender, an entity shall be deemed to be "controlled by" another entity if such other entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such entity whether by contract, ownership of voting securities, membership interests or otherwise.

“Closing” means the execution by Borrower and delivery to Lender of the Revolving Promissory Note and this Agreement and the satisfaction of all conditions for closing required by this Agreement.

“Closing Date” means October 27, 2023.

“Default” means the occurrence of any event which would, with the passage of time, or the giving of notice, or both, constitute an Event of Default hereunder.

“Default Rate” means the fixed rate of nine and one quarter percent (9.25%) per annum.

“Event of Default” means any of the events listed in Section 6.01 hereof.

“GAAP” means generally accepted accounting principles as applied in the United States of America by the Financial Accounting Standards Board as may be amended from time to time.

“Indebtedness” means, as to any Person: (i) all items arising from the borrowing of money that would be included in determining total liabilities as shown on the balance sheet of such Person; (ii) all obligations secured by any lien on property owned by such Person whether or not such obligations shall have been assumed; (iii) all guarantees and similar contingent liabilities with respect to obligations of others; and (iv) all other obligations (including, without limitation, letters of credit) evidencing obligations to others.

“Interest Rate” means the fixed rate of four and one quarter percent (4.25%) per annum.

“Loan” means this Revolving Credit Facility Loan made hereunder and governed by the terms hereof, as may from time to time be amended, supplemented, restated or modified, in an amount, in the aggregate, not to exceed Twenty Two Million Five Hundred Thousand Dollars ($22,500,000.00).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, financial condition or results of operations of Borrower, (b) a material impairment of the ability of Borrower to perform any of the Obligations under this Agreement or any of the Other Agreements or (c) a material adverse effect on (i) the legality, validity, binding effect or enforceability against Borrower of this Agreement or any of the Other Agreements, or (ii) the rights or remedies of Lender under this Agreement or any of the Other Agreements.

“Maturity Date” means November 30, 2024, as may from time to time be amended, modified, extended or renewed, but not accelerated, in the Lender’s sole and absolute discretion or upon the date upon which Lender declares the Obligations, or the Obligations become, due and payable after the occurrence of an Event of Default.

“Maximum Advance” means an amount available for funding Advance Requests by Lender in an amount not to exceed Twenty Two Million Five Hundred Thousand Dollars ($22,500,000.00) less the sum of all previously funded and not repaid Advance Requests.

“Minimum Advance” means an amount not less than One Million Dollars ($1,000,000.00).

“Minimum Prepayment” means a prepayment of the Loan in an amount not less than One Million Dollars ($1,000,000.00).

“Obligations” means and include all loans, advances, debts, liabilities, obligations, covenants and duties owing to Lender from Borrower under the terms of this Agreement and the Other Agreements, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising by reason of an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, out of pocket or other expenses, fees, and any other sums chargeable to Borrower under this Agreement or any of the Other Agreements with Borrower. The term further includes, without limitation, all costs and expenses of attorneys engaged by Lender, including reasonable local counsel fees and costs and expenses incurred by paralegals and other staff employed by such attorneys, and further, the reasonable fees, costs and expenses of appraisers, consultants, accountants or other professionals engaged in connection with the drafting and preparation of this Agreement and the Other Agreements, and the enforcement and defense of this Agreement, the Other Agreements or the relationships and security interest created hereunder and thereunder, or the collection of the Obligations.

“Other Agreements” means all agreements, instruments and documents, as each may from time to time be amended, supplemented, restated or modified, including, without limitation, the Revolving Promissory Note, and all other notes, powers of attorney, consents, assignments, contracts, letters of credit, notices, leases, financing statements, applications and all other written matter heretofore, now or hereafter executed by or on behalf of Borrower and delivered to Lender, in connection with and limited to the Loan, the provisions of which are incorporated herein by reference.

“Person” means any individual, sole proprietorship, general, limited or other partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body, political subdivision or departments thereof).

“Revolving Promissory Note” means that certain Revolving Promissory Note, dated an even date herewith, made by Borrower in favor of Lender, as may from time to time be amended, supplemented, restated or modified, in the original principal amount of up to Twenty Two Million Five Hundred Thousand Dollars ($22,500,000.00) and evidencing the Loan.

“Subsidiary” and “Subsidiaries” means, respectively, each and all such corporations, partnerships, limited liability companies, limited liability partnerships or other entities of which or in which the Lender owns directly or indirectly more than fifty percent (50%) of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation, (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited liability company, limited liability partnership, joint venture or similar entity or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

1.02
General. Unless otherwise specifically defined in this Agreement, any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.
Section 2.
REPRESENTATIONS AND WARRANTIES

To induce Lender to make the Loan, Borrower makes the following representations and warranties to Lender and all future holders of any part of the Obligations. Such representations and warranties shall be true as of the date hereof and as of the date of the making of any advance hereunder.

2.01
Borrower Organization. Borrower is a limited partnership, duly formed, existing and in good standing under the laws of the State of Delaware, with full and adequate powers to carry on and conduct its business as presently conducted. Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The exact legal name of Borrower is as set forth in the first paragraph of this Agreement, and Borrower does not currently conduct, nor has Borrower during the last five (5) years conducted, business under any other name or trade name other than formerly known as IPC Alternative Assets Operating Partnership, LP, a Delaware limited partnership.
2.02
Authorization; Validity. Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver this Agreement and the Other Agreements as provided herein, and to perform all of its duties and obligations under this Agreement and the Other Agreements. The execution and delivery of this Agreement and the Other Agreements will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Amended and Restated Limited Partnership Agreement of Borrower. All necessary and appropriate limited partnership action has been taken on the part of Borrower to authorize the execution and delivery of this Agreement and the Other Agreements. This Agreement and the Other Agreements are valid and binding agreements and contracts of Borrower in accordance with their respective terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.
2.03
Compliance With Laws. The nature and transaction of Borrower’s business and operations and the use of its properties and assets, including, but not limited to, any real estate owned or occupied by Borrower, do not and during the term of the Loan shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.

2.04
Conflicts. The execution and delivery of this Agreement and the Other Agreements, and the performance by Borrower of its obligations under this Agreement, and the Other Agreements, does not and will not conflict with the provisions of (i) any law, order, rule, regulation, writ, injunction or decree, now or hereafter in effect, of any government, governmental instrumentality or agency or court having jurisdiction over Borrower or Borrower’s assets; or (ii) any contract, agreement, deed, commitment or other instrument binding upon Borrower, or give cause for acceleration of any Indebtedness of Borrower. Without limiting the generality of the foregoing, Borrower is not in default under any material contract, agreement, deed, commitment or other instrument to which it is a party or by which it is bound. No material contract, governmental or otherwise, to which Borrower is a party, is currently being renegotiated, nor is Borrower in default under any material contract.
2.05
Financial Statement and Information. Borrower has delivered to Lender copies of Borrower’s financial statements (the “Financial Statements”). The Financial Statements are true and correct, are in accordance with the books of account and records of Borrower and fairly and accurately present the financial condition of Borrower and its assets and liabilities and the results of its operations as of such date.
2.06
Use of Proceeds; Interest Rate Regulation. The proceeds of the Loan shall be used by Borrower for working capital to carry on a commercial enterprise, including without limitation funding redemption requests from its limited partners.
2.07
Taxes and Assessments. Borrower has filed (or obtained appropriate extensions with respect to) all United States income tax returns and all state and municipal returns which are required to be filed, and have paid, or made adequate provision for the payment of, all material taxes which have become due pursuant to said returns or pursuant to any assessment received by Borrower except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. Borrower is unaware of any audit, assessment or other proposed action or inquiry of the Internal Revenue Service with respect to the United States income tax liability of Borrower.
2.08
Bankruptcies. During the preceding five (5) years, Borrower has not filed or had filed against it any bankruptcy, receivership or similar petitions nor has it made any assignments for the benefit of creditors.
2.09
Truthful Information. Neither this Agreement, the Other Agreements nor any such other documents, certificates, statements or writings delivered or made to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make any statement contained herein or therein not misleading in light of the circumstances in which such statement was made.
2.10
No Material Adverse Change. Since the date of the Financial Statements, there have been no material changes in the assets, liabilities, or condition, financial or otherwise, of Borrower other than changes arising from transactions in the ordinary course of business, and none of such changes has been materially adverse, whether in the ordinary course of business or otherwise.
2.11
Pending Litigation. No litigation, arbitration or governmental proceedings are pending or known by Borrower to be threatened against Borrower, which is reasonably likely to affect materially and adversely the financial condition or business of Borrower or impair the ability of Borrower to perform its obligations under this Agreement or under any of the Other Agreements.
Section 3.
COVENANTS

Borrower makes the following covenants which shall be in effect throughout the term of this Agreement and so long as any Obligations remain unpaid.

3.01 Satisfaction of Obligations. Borrower agrees that until Borrower satisfies all of its Obligations to Lender, including, but not limited to, its obligations to pay in full all of the Obligations, without the prior written consent of Lender, which consent shall not be unreasonably withheld, Borrower shall not breach or fail to perform or observe any of the terms and conditions of this Agreement, the Revolving Promissory Note or any of the Other Agreements.

3.02 Indemnification. Borrower hereby indemnifies and holds Lender, its successors and assigns, harmless from and against any losses, costs, damages, penalties, forfeitures, claims or expenses imposed on, incurred by or awarded against Lender (including, without limitation, reasonable attorneys’ fees and legal expenses) related to or arising from this Agreement and/or the Other Agreements other than those that result from Lender’s willful misconduct, gross negligence, bad faith or breach of this Agreement or the Other Agreements. Borrower shall have the right to defend against any claim for which Lender seeks indemnity hereunder provided that such defense is instituted and maintained in good faith, with counsel satisfactory to Lender.

3.03 Company Existence. Borrower shall at all times preserve and maintain its (a) existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which Borrower is presently conducting.

3.04 Tax Liabilities. Borrower shall at all times pay and discharge all income and other material taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against Borrower or any of its properties, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained.

3.05 ERISA Liabilities; Employee Plans. Borrower shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

3.06 Financial Statements. Borrower shall at all times maintain a system of accounting capable of producing their financial statements in compliance with GAAP, and shall promptly furnish to Lender or its authorized representatives copies of such financial statements and such other information and reports, financial and otherwise, regarding the business affairs, operations and the financial condition of Borrower, including but not limited to, balance sheets, income and expense statements, and tax returns, as requested by Lender from time to time.

3.07 Notice of Proceedings. Borrower shall, promptly, but not more than five (5) days, after knowledge thereof shall have come to the attention of any officer of Borrower, give written notice to Lender of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a Material Adverse Effect.

3.08 Notice of Default. Borrower shall, promptly, but not more than five (5) days, after the commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or Default hereunder.

Section 4.
REVOLVING LOAN
4.01
Borrowing.
(a)
Manner of Borrowing. Provided that a Default or an Event of Default does not then exist, upon any written, verbal, electronic, telephonic or telecopy Advance Request which the Lender in good faith believes to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case, proceeds from the Loan in the amount of the Advance Request shall be made available to Borrower by the means requested by the Borrower and acceptable to Lender. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by Lender and does hereby indemnify the Lender against losses and expenses (including court costs, reasonable attorneys’ fees) and shall hold Lender harmless with respect thereto.
(b)
Interest Rates. Prior to the occurrence of an Event of Default hereunder, Borrower agrees to pay interest on the daily balance of the Loan at a fixed rate of four and one quarter percent (4.25%) per annum. After the occurrence and during the continuance of an Event of Default under this Agreement, at Lender’s option, the rate per annum on the Loan shall be equal to the Default Rate. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 6.01(e) or Section 6.01(f) of this Agreement, such increase to the Default Rate shall occur automatically.
(c)
Interest Payments. Borrower shall make monthly payments of all then accrued and unpaid interest on the Loan beginning December 1, 2023 and interest on the Revolving Promissory Note on the earlier to occur of the Maturity Date, prepayment in full or the acceleration of the Loan as provided herein. Borrower shall have the right at any time to prepay all or any part of the Loan at any time on five (5) days’ notice to Lender.
(d)
Computation of Interest. Interest on the Loan shall be computed for the actual number of days elapsed on the basis of a 360-day year. In computing interest on Loan, (i) the date of funding of the Loan shall be included and (ii) the date of payment of Loan shall be excluded; provided that if Loan is repaid on the same day on which it is made, one day’s interest shall be paid on Loan.
4.02
Usury; Interest Laws. It is the intent of the parties that the rate of interest and all other charges to Borrower be lawful; therefore, if for any reason the payment of a portion of interest or charges as required by this Agreement would exceed the limit established by applicable law, then the obligation to pay interest or charges shall automatically be reduced to such limit and if any amounts in excess of such limit shall have been paid, then such amount shall be applied to the unpaid principal amount of the Obligations of Borrower to Lender or refunded so that under no circumstances shall interest or charges required hereunder exceed the maximum rate allowed by law. Notwithstanding any provision to the contrary contained in this Agreement or the Other Agreements, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law (“Excess Interest”). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the Other Agreements, then in such event: (a) the provisions of this Section shall govern and control; (b) Borrower shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Lender may have received hereunder shall be, at Lender’s option, (i) applied as a credit against the outstanding principal balance of Borrower’s Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the “Maximum Rate”), and this Agreement and the Other Agreements shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (e) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest.

4.03
Terms of Repayment; Waivers. All Obligations or any portion thereof incurred under this Agreement or the Other Agreements may be prepaid, upon ten (10) days advance written notice, by Borrower in whole or in part so long as the amount of any such partial prepayment is equal to or exceeds the Minimum Prepayment. Any prepayments from Borrower applied by Lender towards the reduction in the outstanding principal due and owing under the Loan, shall be available for funding future Advance Requests from Borrower at any time prior to the Maturity Date subject to the terms and provisions of this Agreement. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled. To the extent that Borrower makes a payment or payments to Lender or Lender receives any payment or payments for Borrower’s benefit, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, borrower in possession, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or payments received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or payments had not been received by Lender.
Section 5.
CONDITIONS PRECEDENT TO DISBURSEMENTS OF THE LOAN
5.01
As a condition precedent to the right of Borrower to obtain the proceeds of the Loan hereunder, Borrower shall deliver or cause to be delivered to Lender, prior to or contemporaneously with the disbursement of the initial advance hereunder, the following:
(a)
this Agreement, duly executed by Borrower;
(b)
the Revolving Promissory Note duly executed by Borrower;
(c)
resolutions and organizational documents for Borrower
(d)
evidence of good standing for Borrower;
(e)
such other documentation as Lender may reasonably require, and
(f)
payment or reimbursement of the fees and expenses, including but not limited to the reasonable attorneys’ fees, of Lender.
Section 6.
DEFAULT
6.01
Events of Default. It shall be an “Event of Default” hereunder if any of the following shall occur:
(a)
the failure, neglect or refusal of Borrower to promptly pay any of the Obligations within five (5) days after the date when due under the Revolving Promissory Note, this Agreement or any of the Other Agreements; or

(b)
the failure, neglect or refusal of Borrower to observe or perform any of the other conditions, provisions, covenants or obligations on its part to be kept or performed under this Agreement or under any of the Other Agreements (other than clause (a) above) and such failure shall continue for thirty (30) days after receipt of notice from Lender; provided, however, that if Borrower commences to cure such failure during such period and is diligently and in good faith attempting to effect such cure, such period shall be extended for thirty (30) additional days, but in no event shall the cure period be longer than sixty (60) days in the aggregate after the giving of notice thereof from Lender to Borrower; or
(c)
the breach of any of the material representations or warranties of Borrower as set forth in this Agreement or in any of the Other Agreements, in each case, after the expiration of all applicable grace or cure periods; or
(d)
any material statement or representation made for the purpose of obtaining credit under this Agreement proves to be materially false as of the date when written; or
(e)
Borrower becomes insolvent or admits in writing, in any legal proceeding, its inability to pay its debts as they become due or makes any assignment for the benefit of creditors or consents to, or acquiesces in the appointment of, a trustee or receiver for it or any of its property or, in the absence of such application, consent or acquiesce, a trustee or receiver is appointed for it or for a substantial portion of its property and is not discharged or stayed on appeal within sixty (60) days; or
(f)
any bankruptcy, reorganization, state receivership, debt arrangement, readjustment of debts or moratorium law or statute or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Borrower and, if instituted against it, is consented to or acquiesced in by Borrower or remains for sixty (60) days undismissed or unstayed on appeal.
6.02
Acceleration in Event of Default. Upon the occurrence of any Event of Default, or at any time thereafter, all Obligations of Borrower to Lender, including, without limitation, repayment of the Revolving Promissory Note, shall, automatically in the case of an Event of Default under Section 6.01(e) or Section 6.01(f) and, at the option of Lender in the case of any other Event of Default and notwithstanding any time allowed in any instrument evidencing an Obligation or in any of the Other Agreements, immediately become due and payable without demand and without notice to Borrower.
6.03
WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ARISING ON, OUT OF, UNDER, OR BY REASON OF, OR RELATING IN ANY WAY TO, THIS AGREEMENT OR THE OTHER AGREEMENTS OR RESULTING FROM ANY OTHER TRANSACTION HEREUNDER, OR CONCERNING THE VALIDITY, INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT OR THE OTHER AGREEMENTS, OR PERTAINING TO PROCEEDS, PRODUCTS OR EVIDENCE THEREOF OR TO ANY OTHER CONTROVERSY, CLAIM OR DISPUTE OF

ANY KIND ARISING BETWEEN THE PARTIES HERETO OR THEIR RESPECTIVE REPRESENTATIVES, SUCCESSORS, ASSIGNS OR ASSIGNORS.
Section 7.
REMEDIES UPON DEFAULT

7.01 Remedies. If an Event of Default hereunder shall occur and be continuing, Lender may exercise, at its option and without further demand or notice to Borrower and without a prior court hearing, shall take such action or actions including, but not limited to, any or all of the following actions:

(a)
Terminate any obligation or responsibility on the part of Lender to make further advances of the Loan or of any other amounts held by Lender and constituting security for the Obligations pursuant to this Agreement or any Other Agreements.
(b)
Declare the outstanding principal balance of the Loan, together with all accrued interest thereon and other amounts owing in connection therewith, to be immediately due and payable in full, regardless of any other specified due date, and in the event of the occurrence of an Event of Default under Section 6.01(e) or Section 6.01(f) such principal and interest shall become immediately due automatically.
(c)
Exercise any one or more or all of the rights and remedies available to it under this Agreement or the Other Agreements or at law plus such additional or enlarged remedies, if any, as may from time to time be provided for therein), or otherwise given to a Lender by any other law or proceeding, at law or in equity, to assure the repayment of the Obligations and, in conjunction with, in addition to, or substitution for those rights and remedies, at Lender’s discretion.

Lender may remedy any default in any reasonable manner, without waiving its rights and remedies upon default and without waiving any other prior or subsequent default. The granting of specific rights and remedies to Lender herein shall not be deemed to limit or exclude any right or remedy granted to a Lender by law or proceeding. No delay on the part of Lender in the exercise of any right or remedy available to it shall operate as a waiver thereof. To the fullest extent permitted by applicable law, Borrower covenants and agrees that it will not at any time insist upon or plead or in any manner whatever claim or take any benefit or advantage of any law requiring the marshalling of assets. Lender’s remedies are cumulative and no single or partial exercise of any right or remedy available to Lender shall preclude other or further exercise thereof or the exercise of any other right or remedy.

7.02
Right to Assign. Provided that Lender may assign this Agreement pursuant to Section 9.11 of this Agreement, and if Lender does so assign this Agreement, the assignee shall be entitled to the performance of all of Borrower’s agreements and obligations under this Agreement, and the assignee shall be entitled to all the rights and remedies of Lender under this Agreement, and Borrower expressly agrees that it will assert no claims or defenses as a result of such assignment it may have against Lender against the assignee except those otherwise available to it in this Agreement.

Section 8.
TERM OF AGREEMENT

The Advance Commitment of Lender under this Agreement shall commence as of the date hereof and shall continue until the earlier of (i) Maturity Date, or (ii) the occurrence of an Event of Default hereunder. Upon such dates, however, there shall be no termination of the provisions of this Agreement except those provisions whereby Lender agrees to advance certain loans to Borrower unless and until (a) Borrower has no outstanding Obligations to Lender; and (b) the security interest, liens and encumbrances provided for, created by or described in this Agreement or in the Other Agreements have been satisfied by purchase in full or by payment in full which Lender has collected without contest or objection as to Lender’s right to such satisfaction and collection.

Section 9.
MISCELLANEOUS
9.01
Materiality of Representations and Warranties. Each of the representations, warranties and covenants contained herein have been made by Borrower to Lender in order to induce Lender to enter into this Agreement and shall survive the execution and delivery of this Agreement and the making of any advance hereunder. Each of the representations, warranties and covenants of Borrower contained herein shall be deemed to be material and to have been relied upon by Lender notwithstanding any investigation made by Lender. This Agreement and all of the covenants, warranties and representations of Borrower and all of the powers and rights of Lender hereunder shall be in addition to and cumulative of all other covenants, representations and warranties of Borrower and all other rights and powers of Lender contained in or provided for in any other instrument or document now or hereafter executed and delivered by Borrower to or in favor of Lender.
9.02
No Waiver of Defaults. No Default hereunder, including any Event of Default, shall be waived by Lender except in writing and no waiver of any Default shall operate as a waiver of any other Default or of the same Default at a future occasion. All rights of Lender hereunder shall be cumulative.
9.03
Fees and Expenses. Borrower agrees to pay all of Lender’s fees and out-of-pocket expenses incurred in connection with administering and monitoring the Loan provided for hereunder, including without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution, amendment and administration of this Agreement and all documents required hereunder or in connection herewith.
9.04
Relationship. Borrower shall protect, defend, indemnify and hold Lender harmless from and against all claims, losses, costs, expenses (including, without limitation, reasonable attorneys’ fees) and damages arising from the relationship between Borrower and Lender pursuant to this Agreement being construed as anything other than that of borrower and lender.
9.05
Jurisdiction; Venue; Service of Process. To induce Lender to enter into this Agreement, Borrower irrevocably agrees that, subject to Lender’s sole and absolute election, all actions or proceedings in any way, manner or respect arising out of or from or related to this Agreement or any of the Other Agreements shall be litigated only in courts having situs within the City of Chicago, State of Illinois. Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within said city and state. Borrower hereby waives any right it may have to transfer or change the venue of any litigation brought in accordance with this Section.
9.06
Notices. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and (i) personally delivered, or (ii) sent by a nationally recognized overnight courier service. A written notice shall be deemed received (i) when delivered in person, and (ii) on the next business day immediately following the day sent by overnight courier. A written notice shall also be deemed received on the date delivery shall have been refused at the address required by this Agreement. Any and all notices referred to in this Agreement or which any party desires to give to another shall be addressed as follows:

As to Lender: Inland Private Capital Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Joseph Binder, Executive Vice President

with a courtesy copy to: The Inland Real Estate Group, LLC

2901 Butterfield Road

Oak Brook, IL 60623

Attention: General Counsel

If to Borrower: IPC Alternative Real Estate Operating Partnership

2901 Butterfield Road

Oak Brook, IL 60623

Attention: Keith Lampi, Chief Executive Officer

with a courtesy copy to: The Inland Real Estate Group, LLC

2901 Butterfield Road

Oak Brook, IL 60623

Attention: General Counsel

or in such other manner or to such other address, as such party shall designate in a written notice to the other party hereto.

9.07
Brokers. The Parties represent that neither has contracted with any broker or finder in connection with this transaction.
9.08
Delay Not a Waiver. Neither the failure or delay on the part of Lender to exercise any right, power or privilege hereunder or under any of the Other Agreements shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.09
Severability. In the event any one or more of the provisions contained in this Agreement or in any of the Other Agreements shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Lender, not affect any other provisions of this Agreement or any of the Other Agreements, as the case may be, but this Agreement and the Other Agreements shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
9.10
Prohibition of Indirect Action. Any act which Borrower is prohibited from doing shall not be done indirectly through an Affiliate or by any other indirect means.
9.11
Assignment and Participation. Lender may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement to an Affiliate and/or Subsidiary of Lender and in case of any such assignment, Borrower will accord full recognition thereto and agree that upon the occurrence of an Event of Default hereunder, all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such Affiliate and/or Subsidiary with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment, and Lender may, at its sole discretion, sell one or more participations in the loans and advances to Borrower hereunder, on such terms as Lender deems desirable to an Affiliate and/or Subsidiary of Lender without affecting the liability of Borrower hereunder.
9.12
Modification. Any modification of this Agreement or any provision herein contained shall be binding upon the parties hereto only if contained in a writing signed by or on behalf of the parties hereto.
9.13
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, which laws shall, without limitation, govern the enforceability, validity and interpretation of this Agreement, except to the extent that the perfection of any security interest or enforcement of any remedy is governed by the laws of any other state.
9.14
Successors and Assigns; Binding Effect. The rights and privileges of Lender hereunder shall also inure to the benefit of its permitted successors and assigns, and all obligations hereunder of Borrower shall also be binding upon its legal representatives, successors and assigns and shall inure to the benefit of Lender, its successors and assigns.
9.15
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto as to the subject matter hereof.
9.16
Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neutral gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular, as the context requires.
9.17
Titles. The section titles and section headings herein are for convenience only and do not define, limit or construe the contents of such sections or paragraphs.

9.18
Construction. In the event of a conflict between the terms, covenants and conditions of this Agreement and those of any of the Other Agreements, the terms, covenants and conditions of the document which shall enlarge the interests of Lender and/or assure payment of the Obligations in full shall control.
9.19
Solely for Benefit of Lender and Borrower. It is expressly intended, understood and agreed that this Agreement, the Revolving Promissory Note and the Other Agreements are made and entered into for the sole protection and benefit of Lender and Borrower, and their respective successors and assigns (but in the case of assigns of Borrower, only to the extent permitted hereunder), and no other person or persons shall have any right of action hereunder or rights to the proceeds of the Loan at any time; that the proceeds of the Loan do not constitute a trust fund for the benefit of any third party; that no third party shall under any circumstances be entitled to any equitable lien on any undisbursed proceeds of the Loan at any time.
9.20
Marshaling of Assets. To the extent permitted by law, Borrower hereby waives any and all rights to require marshaling of assets by Lender.
9.21
Facsimile Signatures. Lender is hereby authorized to rely upon and accept as an original this Agreement, any Other Agreements or other communication which is sent to Lender by facsimile, telegraphic or other electronic transmission (each, a “Communication”) which Lender in good faith believes has been signed by Borrower and has been delivered to Lender by a properly authorized representative of Borrower, whether or not that is in fact the case. Notwithstanding the foregoing, Lender shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to Lender in lieu of, or in addition to, any such Communication.

9.22 Compliance with Certain Financial Institution Regulatory Restrictions. Borrower shall ensure that Borrower is not nor shall be (a) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (b) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (November 23, 2001), any related enabling legislation or any other similar Executive Orders. Borrower shall comply with all applicable Bank Secrecy Act and anti-money laundering laws and regulations.

9.23 USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Loan Agreement by and between Lender and Borrower as of the date first above written.

BORROWER: IPC Alternative Real Estate Operating Partnership, a Delaware limited partnership By:_/s/ Keith Lampi __________________ Name: Keith Lampi Title: Chief Executive Officer

LENDER: INLAND PRIVATE CAPITAL CORPORATION, a Delaware corporation By: _/s/ Joseph Binder________________ Name: Joseph Binder Title: Executive Vice President

[Signature page of Loan Agreement]